UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Connecture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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	(1)	Amount Previously Paid:
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	(4)	Date Filed:

18500 West Corporate Drive, Suite 250

Brookfield, Wisconsin 53045

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

This is a supplement to the definitive proxy statement, dated February 12, 2018 (the “Definitive Proxy Statement”), of Connecture, Inc. (“Connecture” or the “Company”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for use at the special meeting of stockholders (the “Special Meeting”) of the Company.

At the Special Meeting, holders of the Company’s outstanding capital stock will be asked to consider and vote on, among other things, a proposal to adopt the Agreement and Plan of Merger, dated January 4, 2018, by and among FP Healthcare Holdings, Inc., a Delaware corporation (“Parent”), FP Healthcare Merger Sub Corporation, a Delaware corporation and indirect subsidiary of Parent (“Merger Sub,” and together with Parent, the “Purchasers”), and the Company (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger. The Merger is a “going-private” transaction, and Parent, the Company and Merger Sub, along with certain affiliated parties, have filed with the SEC a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with respect to the Merger.

As previously disclosed on February 13, 2018, after the Definitive Proxy Statement was filed, but before it was mailed, the SEC informed representatives of the Purchasers that it was reviewing, and may provide comments with respect to, the Definitive Proxy Statement and the Schedule 13E-3. On February 22, 2018, the Company received comments from the SEC with respect to the Definitive Proxy Statement and the Schedule 13E-3. This supplement to the Definitive Proxy Statement and the Amendment No. 2 to the Schedule 13E-3 filed in connection with this supplement are intended to address certain of the SEC’s comments. Once the Company and the Purchasers have resolved any remaining comments with the SEC, the Company and the Purchasers will further supplement, revise or amend the Definitive Proxy Statement and the Schedule 13E-3, as appropriate, to indicate the new date of the Special Meeting and, if necessary, the new record date for the Special Meeting. Until such time, the Company will refrain from mailing the Definitive Proxy Statement and you are advised not to rely on the Definitive Proxy Statement and the Schedule 13E-3, each as supplemented or amended to date. In addition, the Special Meeting will not be held on March 5, 2018, as had been previously indicated in the Definitive Proxy Statement.

Supplemental Disclosures

In this supplement, the Company is providing certain additional disclosures that are supplemental to those contained in the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which we urge you to read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The disclosures appear below the appropriate section headings that correspond to the sections in the Definitive Proxy Statement. Page numbers used herein are with reference to the Definitive Proxy Statement and paragraph references used herein refer to the Definitive Proxy Statement prior to any additions or deletions resulting from these supplemental disclosures. Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law, the Company makes the following additional disclosures:

The section beginning on the introductory page of the Definitive Proxy Statement is hereby amended as follows:

(1)	The first sentence of the last paragraph on the first introductory page is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

The Board of Directors of the Company (the “Board of Directors” or the “Board”), based in part on the unanimous recommendation of a special committee of independent and disinterested members of the Board, for purposes of serving on the special committee (the “Special Committee”), that was established to evaluate and negotiate a potential transaction with the assistance of its own independent legal and financial advisors (as described more fully in the enclosed proxy statement), has unanimously (a) determined that the Merger Agreement and the related transactions contemplated thereby are fair and in the best interests of the Company and its stockholders, other than the Rollover Investors (the “Non-Rolling Stockholders”), as well as to the Company’s “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act) (assuming for this purpose that ~~the determination of fairness to the Non-Rolling Stockholders is also applicable to the Company’s “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act), that~~ the Company and its subsidiaries are not affiliates of the FP Investors and that officers and directors of the Company are affiliates of the Company), (b) approved and declared advisable the Merger Agreement and the related transactions contemplated thereby, and (c) resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement and the related transactions contemplated thereby.

The section beginning on page 5 titled “Summary Term Sheet—Position of the Purchaser Filing Parties As to the Fairness of the Merger (Page 35)” is hereby amended as follows:

(1)	The first sentence on page 5 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

The “Purchaser Filing Parties” means (i) Parent, (ii) FP Healthcare Intermediate, LLC, a wholly owned subsidiary of Parent and the sole stockholder of Merger Sub, (iii) Merger Sub, (iv) the Sponsor Entities, (v) the controlling affiliates of the Sponsor Entities, which are Francisco Partners GP IV, L.P. and Francisco Partners GP IV Management Limited with respect to the FP Investors and Chrysalis Partners II, LLC with respect to Chrysalis, ~~and~~ (vi) David A. Jones, Jr., and (vii) Ezra Perlman.

The section beginning on page 16 titled “Special Factors—Background of the Merger” of the Definitive Proxy Statement is hereby amended as follows:

(1)	The following sentence is hereby added after the first sentence of the fifth paragraph on page 19 (the additional language is underlined):

The representatives of Raymond James focused their outreach efforts on strategic parties rather than financial sponsors based on their assessment that strategic parties would provide the highest potential valuation for the Company at such time and be better positioned to quickly assess any potential interest in a transaction with the Company.

(2)	The second sentence of the eighth paragraph on page 19 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

Previously, on May 4, 2017 and May 30, 2017, respectively, the Company had been notified by Nasdaq that the Company was no longer in compliance with ~~certain of the continued listing requirements for the Nasdaq Global Market~~ the $15 million minimum market value of publicly held shares Nasdaq Global Market continued listing standard, as required by Nasdaq Listing Rule 5450(b)(2)(C), and the minimum bid price of $1 per share Nasdaq Global Market continued listing standard, as set forth in Nasdaq Listing Rule 5450(a)(1) and that if the Company did not regain compliance with such requirements by October 31, 2017 and November 27, 2017, respectively, its Common Stock would be subject to delisting by Nasdaq.

(3)	The second sentence of the sixth paragraph on page 27 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

Following discussion, the Special Committee unanimously adopted resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger and the transaction documents, are advisable, fair to and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders ~~(~~and ~~accordingly,~~ the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act,~~)~~ and (ii) recommending that the Board (1) declare that the Merger Agreement, the Merger and the related transactions contemplated thereby, including the transaction documents, are advisable, fair to and in the best interests of the Company and the Non-Rolling Stockholders (and accordingly, the Company’s unaffiliated security holders), (2) approve the Merger Agreement, the Merger and the related transactions contemplated thereby, including the transaction documents, and (3) subject to the foregoing Board approval, submit the approval of the adoption of the Merger Agreement to the stockholders of the Company and recommend that the stockholders of the Company approve the adoption of the Merger Agreement.

(4)	The first sentence of the second full paragraph on page 28 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

Following discussion, the Board unanimously adopted resolutions (i) determining that the Merger Agreement and the related transactions contemplated thereby are substantively and procedurally fair to and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders ~~(~~and ~~accordingly,~~ the Company’s unaffiliated security holders~~)~~; (ii) approving and adopting the Merger Agreement and the related transactions contemplated thereby; and (iii) recommending that the stockholders of the Company approve the adoption of the Merger Agreement and the related transactions contemplated thereby.

The section beginning on page 28 titled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger” is hereby amended as follows:

(1)	The second sentence of the last paragraph beginning on page 28 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

The Special Committee determined that the Merger Agreement, the Merger and the related transactions contemplated thereby are advisable, fair to and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders and the Company’s “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act) (assuming for this purpose that ~~the determination of fairness to the Non-Rolling Stockholders is also applicable to the Company’s “unaffiliated security holders” (as defined in Rule 13e-3 under the Exchange Act), that~~ the Company and its subsidiaries are not affiliates of the FP Investors and that officers and directors of the Company are affiliates of the Company).

(2)	The first bullet point on page 29 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

•	declare that the Merger Agreement, the Merger and the related transactions contemplated thereby are advisable, fair to and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders ~~(~~and ~~accordingly,~~ the Company’s unaffiliated security holders~~)~~;

(3)	The last paragraph beginning on page 33 is hereby amended and restated as follows (the additional language is underlined):

The Special Committee did not specifically consider the liquidation value of the Company’s and its subsidiaries’ assets in determining the fairness of the transaction to the Non-Rolling Stockholders and the Company’s unaffiliated security holders. The Special Committee believes that this method, in not considering the business of the Company and its subsidiaries as a going concern, would have undervalued the assets of the Company and its subsidiaries. In addition, the Special Committee did not seek to establish a pre-merger going concern value for the Company in determining the fairness of the transaction to the Non-Rolling Stockholders and the Company’s unaffiliated security holders because the Special Committee did not believe there was a single method for determining going concern value. Rather, the Special Committee believed that the future financial results reflected in the projections of the management of the Company and the related additional factors considered by the Special Committee provided an indication of the Company’s going concern value. In determining the substantive fairness of the transaction to the Non-Rolling Stockholders and the Company’s unaffiliated security holders, the Special Committee also did not consider (i) the Company’s net book value, which is an accounting concept, because the Special Committee believes that net book value is not a material indicator of the value of the Company’s equity but rather an indicator of historical costs, or (ii) the prior historical trading prices of the Company’s Common Stock, or other prices paid for the Company’s securities in the prior purchases discussed elsewhere in this Proxy Statement, because the Special Committee did not believe that such prices were indicative of the then-current fundamental value of the Company. The Special Committee adopted Houlihan Lokey’s opinion and financial analyses. Although the reference to Excluded Holders in Houlihan Lokey’s opinion did not include the Company’s directors and officers (other than those affiliated with Excluded Holders) notwithstanding that such persons are deemed affiliates of the Company, such reference did not affect the Special Committee’s determination in respect of the Merger Agreement and the transactions contemplated thereby, including the Merger, because such directors and officers will receive the same Merger Consideration as unaffiliated security holders.

(4)	The fourth bullet point on page 34 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

•

the Special Committee’s analysis (as to both substantive and procedural aspects of the transaction), conclusions and unanimous determination, which the Board adopted, that the Merger Agreement and the related transactions contemplated thereby (exclusive of the transactions contemplated by the Rollover Agreement) are advisable, fair to and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders ~~(~~and ~~accordingly,~~ the Company’s unaffiliated security holders~~)~~, and the Special Committee’s unanimous recommendation that the Board approve the Merger Agreement and the related transactions contemplated thereby (exclusive of the transactions contemplated by the Rollover Agreement) and recommend that the stockholders of the Company approve the adoption of the Merger Agreement;

The section beginning on page 35 titled “Special Factors—Position of the Purchaser Filing Parties As to the Fairness of the Merger” is hereby amended as follows:

(1)	The second sentence of the second paragraph on page 36 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

None of the Purchaser Filing Parties (other than David A. Jones, Jr. ~~in his capacity as a director of the Company~~ and Ezra Perlman in their capacities as directors of the Company) believes that it has or had any fiduciary duty to the Company or its stockholders, including with respect to the Merger Agreement and its terms and conditions.

(2)	The second bullet point on page 36 is hereby amended and restated as follows (the additional language is underlined):

•	the fact that the Merger Consideration of $0.35 in cash represents a premium of approximately 119% over the closing price of the Company’s Common Stock on the OTCQX of $0.16 per share on January 3, 2018 (the last trading day prior to the public announcement of the Merger); the Purchaser Filing Parties considered this price the best market indicator of fairness to unaffiliated security holders because it represents the most recent price that unaffiliated parties were willing to pay for the Company’s Common Stock prior to the public announcement of the Merger; the Purchaser Filing Parties did not consider prior historical trading prices of the Company’s Common Stock, or other prices paid for the Company’s securities in the prior purchases discussed elsewhere in this Proxy Statement, because they did not believe that such prices were indicative of the current fundamental value of the Company;

(3)	The following paragraph is hereby added after the second full paragraph on page 36 (the additional language is underlined):

The Purchaser Filing Parties did not seek to establish a pre-merger going concern value for the Common Stock to determine the fairness of the merger consideration to the Company’s unaffiliated stockholders because following the merger the Company will have a significantly different capital structure.

The section beginning on page 37 titled “Special Factors—Opinion of the Special Committee’s Financial Advisor” is hereby amended as follows:

(1)	The third sentence of the first full paragraph under the bullet list on page 43 is hereby amended and restated as follows (the additional language is underlined):

Estimates of future financial and operating performance of Connecture relied upon by Houlihan Lokey for purposes of the financial analyses described below were based on Connecture’s going concern projections, as summarized by Connecture under the section titled “Special Factors—Projected Financial Information.”

(2)	The first full paragraph after the “Selected Companies” table on page 44 is hereby amended and restated as follows (the additional language is underlined):

Houlihan Lokey noted, for informational purposes, that the overall low to high latest 12 months GAAP revenue, fiscal year 2017 estimated GAAP revenue and fiscal year 2018 estimated GAAP revenue multiples (and mean and median multiples) observed for the selected informational companies were (i) in the case of latest 12 months GAAP revenue, 3.08x to 12.30x (with a mean of 5.29x and a median of 4.25x), (ii) in the case of fiscal year 2017 estimated GAAP revenue, 2.94x to 11.68x (with a mean of 5.10x and a median of 4.05x), and (iii) in the case of fiscal year 2018 estimated GAAP revenue, 2.63x to 9.51x (with a mean of 4.44x and a median of 3.76x). Houlihan Lokey also noted that the size and scale of the selected informational companies differed significantly from that of the Company and, accordingly, Houlihan Lokey viewed such observed multiples as not relevant for purposes of this analysis.

(3)	The third sentence of the first full paragraph under the “Miscellaneous” subheading on page 46 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

Pursuant to its engagement, Houlihan Lokey is entitled to an aggregate fee of $700,000 for its services, of which ~~a portion~~ $100,000 was paid to Houlihan Lokey upon its engagement, ~~a portion~~ $400,000 became payable upon delivery of Houlihan Lokey’s opinion (which portion is not contingent upon the consummation of the Merger) and $200,000 is contingent upon consummation of the Merger.

The section beginning on page 110 titled “Important Information Regarding the Purchaser Filing Parties” is hereby amended as follows:

(1)	The following paragraph is hereby added after the last paragraph on page 112 (the additional language is underlined):

Ezra Perlman

Ezra Perlman is the Co-President of Francisco Partners. See “Important Information Regarding Connecture—Directors and Executive Officers—Ezra Perlman.”

The section beginning on page 118 titled “The Merger Proposal (Proposal 1)” is hereby amended as follows:

(1)	The fourth paragraph on page 118 is hereby amended and restated as follows (the additional language is underlined, and the deleted language is struck through):

The Board of Directors, on the recommendation of the Special Committee, has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Voting Agreement (excluding the transactions contemplated by the Rollover Agreement), are fair, advisable and in the best interests of the Company, ~~and~~ the Non-Rolling Stockholders ~~(~~and ~~accordingly,~~ the Company’s unaffiliated security holders~~),~~ and has approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Voting Agreement (excluding the transactions contemplated by the Rollover Agreement), and recommends that you vote “FOR” the Merger Proposal.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company’s stockholders are able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, once the Company has mailed the Definitive Proxy Statement, the Company’s stockholders will also be able to obtain, free of charge, a copy of the Definitive Proxy Statement and other relevant documents by requesting them in writing or by telephone from the Company at the following address:

Connecture, Inc.

Attn: Corporate Secretary

18500 West Corporate Drive, Suite 250

Brookfield, Wisconsin 53045

Forward-looking Statements

This communication, and the documents to which the Company refers you in this communication, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection, “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements.

You should be aware that forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or, even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters referred to or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against the Company or others relating to the Merger Agreement;

•	the inability to complete the Merger because of the failure to receive, on a timely basis or otherwise, the required approvals by Company stockholders, governmental or regulatory agencies or third parties in connection with the proposed Merger;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the failure of the Merger to close for any other reason;

•	the risk that the pendency of the Merger disrupts current plans and operations and potential difficulties in employee retention as a result of the pendency of the Merger;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the possibility that alternative acquisition proposal will or will not be made;

and other risks detailed in our filings with the SEC, including our most recent filings on Form 10-K and Form 10-Q. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of these forward-looking statements.